                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of October 10, 2003 (the
"Agreement"), by and between Abazias, Inc., a Delaware Corporation (the
"Company") and Rob Rill (the "Consultant") (a "Party", collectively, the
"Parties").

                                    RECITALS

         WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial and other general corporate consulting services to the Company.

         WHEREAS, in connection with and in consideration for such services, the
Company has agreed to compensate Consultant with warrants to purchase common stock of the Company in lieu of cash payment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

         1.       Services.        Consultant agrees to familiarize itself to
the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company
("Services"), including but not limited to: (i) identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public); (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business;
(v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company. NONE OF THE SERVICES PROVIDED BY CONSULTANT
HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS
AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE
DEBT OR EQUITY CAPITAL.

The Parties hereby confirm and acknowledge that the services rendered by
Consultant hereunder: (a) consist and will consist of bona fide services rendered and to be rendered to Company, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of
Company.

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         2.       Compensation.    (i) In consideration of the Services to be
provided by the Consultant, and in lieu of a cash payment, the Company agrees to issue to Consultant 7,000,000 shares of common stock of the Company.

                           (ii)     The Company hereby agrees to register the
Shares by filing a Form S-8 Registration Statement covering the Shares on the of the date of this Agreement. Consultant shall take any action reasonably requested by the Company in connection with registration or qualification of the
Shares under federal or state securities laws

                           (iii)    It is expressly understood and agreed that
in connection with the Services to be performed by the Consultant, the
Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

         3.       Term.    Consultant's engagement shall be for a period of
Twelve (12) months ("Term"). Thereafter, the agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

         4.       Information.      The Company shall furnish Consultant such
information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that
Consultant, in performing its services hereunder, will use and rely upon the
Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

         5.       Timely Appraisals.        The Company hereby agrees to use its
commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

                           (i)      the Company shall provide Consultant with
copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

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                           (ii)     the Company shall promptly notify Consultant
of all new contracts agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC,
NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant;

                           (iii)    the Company shall also provide directly to
Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the
Company in the normal course of its business and requested by Consultant from time to time; and

                           (iv)     Consultant shall keep all documents and
information supplied to it hereunder confidential.

         6.       Representations and Warranties.    The Consultant hereby
represents and warrants to the Company that:

                           (i)      he has full legal capacity to enter into
this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

                           (ii)     in the course of performing the Services
hereunder, the Consultant will not infringe the patent, trademark or copyright
(collectively, "Intellectual Property") of any third party;

                           (iii)            the execution, delivery and
performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

         7.       Relationship of the Parties.       The Consultant shall be an
independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the
Consultant shall not in any manner create an employer-employee relationship between the parties.

         8.       Reliance on Others.  The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

         9.       No Rights in Shareholders, etc.  The Company recognizes that
Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the
Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and
Consultant.

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         10.      No Waiver.        The failure of any of the parties hereto to
enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         11.      Entire Agreement.  This Agreement constitutes the entire
Agreement and understanding of the parties hereto.

         12.      Amendments.               No amendment, modification or waiver
of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

         13.      Governing Law; Jurisdiction.       This  Agreement shall be
construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of Florida or the federal courts residing in the State of Florida.

         14.      Binding Effect.   This Agreement shall bind and inure to the
benefit of the Parties, their successors and assigns.

         15.      Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

         16.      Unenforceability;Severability.  If any provision of this
Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

         17.      Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

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         IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

                                         Abazias, Inc.

                                         ---------------------------------------
                                         Oscar Rodriguez, President

                                         CONSULTANT

                                         By:
                                            ------------------------------------
                                              Rob Rill